Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-280083) and in the Registration Statement on Form S-8 (No. 333-264126) of Eastman Chemical Company of our report dated February 14, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 14, 2025